                                                                  EXHIBIT (J)(1)

                               CUSTODIAN CONTRACT
                                     Between
                              THE CHINA FUND, INC.
                                       and
                       STATE STREET BANK AND TRUST COMPANY

                                TABLE OF CONTENTS

                                                                            Page
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1.   Employment of Custodian and Property to be Held by It.....................1

2.   Duties of the  Custodian  with  Respect to  Property of the Fund

     2.8    Liability for Payment in Advance of Receipt of

3.   Duties of the Custodian with Respect to Property of the Fund

7.   Duties of Custodian with Respect to the Books of Account and

                               CUSTODIAN CONTRACT
                               ------------------

         This Contract between The China Fund, Inc., a corporation organized and existing under the laws of Maryland, having its principal place of business at
405 Lexington Avenue, New York, New York, 10174, hereinafter called the "Fund", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts,
02110, hereinafter called the "Custodian",

         WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian of its assets, including securities it desires to be held in places within the United States
("domestic securities") and securities it desires to be held outside the United
States ("foreign securities") pursuant to resolutions adopted by the Board of
Directors of the Fund. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, $0.01 par value, ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the meaning of Article
4), the Custodian shall from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Directors of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodians for the Fund's securities and other assets the foreign banking institutions and foreign securities depositories designated in Schedule "A" hereto but only in accordance with the provisions of Article 3.

2.       Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

2.1      Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, to be held by it in the United States, including all domestic securities owned by the Fund, other than securities which are maintained pursuant to Section 2.10 in
         a

         clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System" and (b)
         commercial paper of an issuer for which State Street Bank and Trust
         Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.10A.

2.2      Delivery of Securities. The Custodian shall release and deliver domestic securities owned by the Fund held by the Custodian or in a
         Securities System account of the Custodian or in the Custodian's Direct
         Paper book entry system account ("Direct Paper Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                  1)     Upon sale of such securities for the account of the
                         Fund and receipt of payment therefor;

                  2)     Upon the receipt of payment in connection with any
                         repurchase agreement related to such securities entered
                         into by the Fund;

                  3)     In the case of a sale effected through a Securities
                         System, in accordance with the provisions of Section
                         2.10 hereof;

                  4)     To the depository agent in connection with tender or
                         other similar offers for portfolio securities of the
                         Fund;

                  5)     To the issuer thereof or its agent when such securities
                         are called, redeemed, retired or otherwise become
                         payable; provided that, in any such case, the cash or
                         other consideration is to be delivered to the
                         Custodian;

                  6)     To the issuer thereof, or its agent, for transfer into
                         the name of the Fund or into the name of any nominee or
                         nominees of the Custodian or into the name or nominee
                         name of any agent appointed pursuant to Section 2.9 or
                         into the name or nominee name of any sub-custodian
                         appointed pursuant to Article 1; or for exchange for a
                         different number of bonds, certificates or other
                         evidence representing the same aggregate face amount or
                         number of units; provided that, in any such case, the
                         new securities are to be delivered to the Custodian;

                  7)     Upon the sale of such securities for the account of the
                         Fund, to the broker or its clearing agent, against a
                         receipt, for examination in accordance with "street
                         delivery" custom; provided that in any such case, the
                         Custodian shall have no

                         responsibility or liability for any loss arising from
                         the delivery of such securities prior to receiving
                         payment for such securities except as may arise from
                         the Custodian's own negligence or willful misconduct;

                  8)     For exchange or conversion pursuant to any plan of
                         merger, consolidation, recapitalization, reorganization
                         or readjustment of the securities of the issuer of such
                         securities, or pursuant to provisions for conversion
                         contained in such securities, or pursuant to any
                         deposit agreement; provided that, in any such case, the
                         new securities and cash, if any, are to be delivered to
                         the Custodian;

                  9)     In the case of warrants, rights or similar securities,
                         the surrender thereof in the exercise of such warrants,
                         rights or similar securities or the surrender of
                         interim receipts or temporary securities for definitive
                         securities; provided that, in any such case, the new
                         securities and cash, if any, are to be delivered to the
                         Custodian;

                  10)    For delivery in connection with any loans of securities
                         made by the Fund, but only against receipt of adequate
                         collateral as agreed upon from time to time by the
                         Custodian and the Fund, which may be in the form of
                         cash or obligations issued by the United States
                         government, its agencies or instrumentalities, except
                         that in connection with any loans for which collateral
                         is to be credited to the Custodian's account in the
                         book-entry system authorized by the U.S. Department of
                         the Treasury, the Custodian will not be held liable or
                         responsible for the delivery of securities owned by the
                         Fund prior to the receipt of such collateral;

                  11)    For delivery as security in connection with any
                         borrowings by the Fund requiring a pledge of assets by
                         the Fund, but only against receipt of amounts borrowed;

                  12)    For delivery in accordance with the provisions of any
                         agreement among the Fund, the Custodian and a
                         broker-dealer registered under the Securities Exchange
                         Act of 1934 (the "Exchange Act") and a member of The
                         National Association of Securities Dealers, Inc.
                         ("NASD"), relating to compliance with the rules of The
                         Options Clearing Corporation and of any registered
                         national securities exchange, or of any similar
                         organization or organizations, regarding escrow or
                         other arrangements in connection with transactions by
                         the Fund;

                  13)    For delivery in accordance with the provisions of any
                         agreement among the Fund, the Custodian, and a Futures
                         Commission Merchant registered under the

                         Commodity Exchange Act, relating to compliance with the
                         rules of the Commodity Futures Trading Commission
                         and/or any Contract Market, or any similar organization
                         or organizations, regarding account deposits in
                         connection with transactions by the Fund;

                  14)    For any other proper corporate purpose, but only upon
                         receipt of, in addition to Proper Instructions, a
                         certified copy of a resolution of the Board of
                         Directors or of the Executive Committee signed by an
                         officer of the Fund and certified by the Secretary or
                         an Assistant Secretary, specifying the securities to be
                         delivered, setting forth the purpose for which such
                         delivery is to be made, declaring such purpose to be a
                         proper corporate purpose, and naming the person or
                         persons to whom delivery of such securities shall be
                         made.

2.3      Registration of Securities. Domestic securities held by the Custodian
         (other than bearer securities) shall be the registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4      Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the
         Fund may be deposited by it to its credit as Custodian in the Banking
         Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the

         Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Directors of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5      Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper
         Instructions, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

2.6      Collection of Income. Subject to the provisions of Section 2.3, the
         Custodian shall collect on a timely basis all income and other payments with respect to United States registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to United States bearer securities if, on the date of payment by the issuer, such securities are held by the
         Custodian or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on United States securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

2.7      Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the
         Custodian shall pay out monies of the Fund in the following cases only:

                  1)     Upon the purchase of domestic securities, options,
                         futures contracts or options on futures contracts for
                         the account of the Fund but only (a) against the
                         delivery of such securities or evidence of title to
                         such options, futures contracts or options on futures
                         contracts to the Custodian (or any bank, banking firm
                         or trust company doing business in the United States or
                         abroad which is qualified under the Investment Company
                         Act of 1940, as amended, to act as a custodian and has
                         been designated by the Custodian as its agent for this
                         purpose) registered in the

                         name of the Fund or in the name of a nominee of the
                         Custodian referred to in Section 2.3 hereof or in
                         proper form for transfer; (b) in the case of a purchase
                         effected through a Securities System, in accordance
                         with the conditions set forth in Section 2.10 hereof;
                         (c) in the case of a purchase involving the Direct
                         Paper System, in accordance with the conditions set
                         forth in Section 2.10A; (d) in the case of repurchase
                         agreements entered into between the Fund and the
                         Custodian, or another bank, or a broker-dealer which is
                         a member of NASD, (i) against delivery of the
                         securities either in certificate form or through an
                         entry crediting the Custodian's account at the Federal
                         Reserve Bank with such securities or (ii) against
                         delivery of the receipt evidencing purchase by the Fund
                         of securities owned by the Custodian along with written
                         evidence of the agreement by the Custodian to
                         repurchase such securities from the Fund or (e) for
                         transfer to a time deposit account of the Fund in any
                         bank, whether domestic or foreign; such transfer may be
                         effected prior to receipt of a confirmation from a
                         broker and/or the applicable bank pursuant to Proper
                         Instructions from the Fund as defined in Article 4;

                  2)     In connection with conversion, exchange or surrender of
                         securities owned by the Fund as set forth in Section
                         2.2 hereof;

                  3)     For the payment of any expense or liability incurred by
                         the Fund, including but not limited to the following
                         payments for the account of the Fund: interest, taxes,
                         management, accounting, transfer agent and legal fees,
                         and operating expenses of the Fund whether or not such
                         expenses are to be in whole or part capitalized or
                         treated as deferred expenses;

                  4)     For the payment of any dividends declared pursuant to
                         the governing documents of the Fund;

                  5)     For payment of the amount of dividends received in
                         respect of securities sold short;

                  6)     For any other proper purpose, but only upon receipt of,
                         in addition to Proper Instructions, a certified copy of
                         a resolution of the Board of Directors or of the
                         Executive Committee of the Fund signed by an officer of
                         the Fund and certified by its Secretary or an Assistant
                         Secretary, specifying the amount of such payment,
                         setting forth the purpose for which such payment is to
                         be made,

                         declaring such purpose to be a proper purpose, and
                         naming the person or persons to whom such payment is to
                         be made.

2.8      Liability for Payment in Advance of Receipt of Securities Purchased.
         Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9      Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of
         1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10     Deposit of Securities in Securities Systems. The Custodian may deposit and/or maintain domestic securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under
         Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the
         U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange
         Commission rules and regulations, if any, and subject to the following provisions:

                  1)     The Custodian may keep domestic securities of the Fund
                         in a Securities System provided that such securities
                         are represented in an account ("Account") of the
                         Custodian in the Securities System which shall not
                         include any assets of the Custodian other than assets
                         held as a fiduciary, custodian or otherwise for
                         customers;

                  2)     The records of the Custodian with respect to domestic
                         securities of the Fund which are maintained in a
                         Securities System shall identify by book-entry those
                         securities belonging to the Fund;

                  3)     The Custodian shall pay for domestic securities
                         purchased for the account of the Fund upon (i) receipt
                         of advice from the Securities System that such
                         securities have been transferred to the Account, and
                         (ii) the making of an entry on the

                         records of the Custodian to reflect such payment and
                         transfer for the account of the Fund. The Custodian
                         shall transfer domestic securities sold for the account
                         of the Fund upon (i) receipt of advice from the
                         Securities System that payment for such securities has
                         been transferred to the Account, and (ii) the making of
                         an entry on the records of the Custodian to reflect
                         such transfer and payment for the account of the Fund.
                         Copies of all advices from the Securities System of
                         transfers of domestic securities for the account of the
                         Fund shall identify the Fund, be maintained for the
                         Fund by the Custodian and be provided to the Fund at
                         its request. Upon request, the Custodian shall furnish
                         the Fund confirmation of each transfer to or from the
                         account of the Fund in the form of a written advice or
                         notice and shall furnish to the Fund copies of daily
                         transaction sheets reflecting each day's transactions
                         in the Securities System for the account of the Fund.

                  4)     The Custodian shall provide the Fund with any report
                         obtained by the Custodian on the Securities System's
                         accounting system, internal accounting control and
                         procedures for safeguarding domestic securities
                         deposited in the Securities System;

                  5)     The Custodian shall have received the initial or annual
                         certificate, as the case may be, required by Article 12
                         hereof;

                  6)     Anything to the contrary in this Contract
                         notwithstanding, the Custodian shall be liable to the
                         Fund for any loss or damage to the Fund resulting from
                         use of the Securities System by reason of any
                         negligence, misfeasance or misconduct of the Custodian
                         or any of its agents or of any of its or their
                         employees or from failure of the Custodian or any such
                         agent to enforce effectively such rights as it may have
                         against the Securities System; at the election of the
                         Fund, it shall be entitled to be subrogated to the
                         rights of the Custodian with respect to any claim
                         against the Securities System or any other person which
                         the Custodian may have as a consequence of any such
                         loss or damage if and to the extent that the Fund has
                         not been made whole for any such loss or damage.

2.10A    Fund Assets Held in the Custodian's Direct Paper System. The Custodian
         may deposit and/or maintain securities owned by the Fund in the Direct
         Paper System of the Custodian subject to the following provisions:

                  1)     No transaction relating to securities in the Direct
                         Paper System will be effected in the absence of Proper
                         Instructions;

                  2)     The Custodian may keep securities of the Fund in the
                         Direct Paper System only if such securities are
                         represented in an account ("Account") of the Custodian
                         in the Direct Paper System which shall not include any
                         assets of the Custodian other than assets held as a
                         fiduciary, custodian or otherwise for customers;

                  3)     The records of the Custodian with respect to securities
                         of the Fund which are maintained in the Direct Paper
                         System shall identify by book-entry those securities
                         belonging to the Fund;

                  4)     The Custodian shall pay for securities purchased for
                         the account of the Fund upon the making of an entry on
                         the records of the Custodian to reflect such payment
                         and transfer of securities to the account of the Fund.
                         The Custodian shall transfer securities sold for the
                         account of the Fund upon the making of an entry on the
                         records of the Custodian to reflect such transfer and
                         receipt of payment for the account of the Fund;

                  5)     The Custodian shall furnish the Fund confirmation of
                         each transfer to or from the account of the Fund, in
                         the form of a written advice or notice, of Direct Paper
                         on the next business day following such transfer and
                         shall furnish to the Fund copies of daily transaction
                         sheets reflecting each day's transaction in the
                         Securities System for the account of the Fund;

                  6)     The Custodian shall provide the Fund with any report on
                         its system of internal accounting control as the Fund
                         may reasonably request from time to time.

2.11     Segregated Account. The Custodian shall upon receipt of Proper
         Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund, the
         Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of
         The Options Clearing

         Corporation and of any registered national securities exchange (or the
         Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the
         Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the
         Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange
         Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant
         Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.12     Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of such securities.

2.13     Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.14     Communications Relating to Fund Portfolio Securities. Subject to the
         provisions of Section 2.3, the Custodian shall transmit promptly to the
         Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the domestic securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the
         Fund all written information received by the Custodian from issuers of the domestic securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall

                                       10

         notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.15     Reports to Fund by Independent Public Accountants. The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including domestic securities deposited and/or maintained in a
         Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

3.       Duties of the Custodian with Respect to Property of the Fund Held
Outside of the United States

3.1      Appointment of Foreign Sub-Custodians. The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 4 of this
         Contract, together with a certified resolution of the Fund's Board of
         Directors, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Fund's assets.

3.2      Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a)
         "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions.

3.3      Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

                                       11

3.4      Segregation of Securities. The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the Fund and physically segregate in that account, securities and other assets of the Fund, and, in the event that such institution deposits the Fund's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for the
         Fund, the securities so deposited.

3.5      Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership of the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.6      Access of Independent Accountants of the Fund. Upon request of the
         Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7      Reports by Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to securities acquired for the
         Fund, the identity of the entity having physical possession of such securities.

                                       12

3.8      Transactions in Foreign Custody Account.

                  (a)    Except as otherwise provided in paragraph (b) of this
                         Section 3.8, the provision of Sections 2.2 and 2.7 of
                         this Contract shall apply, mutatis mutandis to the
                         foreign securities of the Fund held outside the United
                         States by foreign sub-custodians.

                  (b)    Notwithstanding any provision of this Contract to the
                         contrary, settlement and payment for securities
                         received for the account of the Fund and delivery of
                         securities maintained for the account of the Fund may
                         be effected in accordance with the customary
                         established securities trading or securities processing
                         practices and procedures in the jurisdiction or market
                         in which the transaction occurs, including, without
                         limitation, delivering securities to the purchaser
                         thereof or to a dealer therefor (or an agent for such
                         purchaser or dealer) against a receipt with the
                         expectation of receiving later payment for such
                         securities from such purchaser or dealer.

                  (c)    Securities maintained in the custody of a foreign
                         sub-custodian may be maintained in the name of such
                         entity's nominee to the same extent as set forth in
                         Section 2.3 of this Contract, and the Fund agrees to
                         hold any such nominee harmless from any liability as a
                         holder of record of such securities.

3.9      Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the
         Fund, it shall be entitled to be subrogated to the rights of the
         Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10     Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a
         U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense,

                                       13

         liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care.
         Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a)
         political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses
         (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London
         Ltd. have exercised reasonable care.

3.11     Reimbursement for Advances. If the Fund requires the Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

3.12     Monitoring Responsibilities. The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.13     Branches of U.S. Banks

         (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Fund assets are maintained in a foreign branch of a banking institution which is

                                       14

         a "bank" as defined by Section 2(a)(5) of the Investment Company Act of
         1940 meeting the qualification set forth in Section 26(a) of said Act.
         The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

         (b) Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the
         Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

4.       Proper Instructions

         Proper Instructions as used herein means a writing signed or initialed by one or more person or persons as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper
Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing.
Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a detailed description of procedures approved by the Board of Directors, Proper
Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section
2.11.

5.       Actions Permitted Without Express Authority

         The Custodian may in its discretion, without express authority from the
Fund:

                  1)     make payments to itself or others for minor expenses of
                         handling securities or other similar items relating to
                         its duties under this Contract, provided that all such
                         Payments shall be accounted for to the Fund;

                  2)     surrender securities in temporary form for securities
                         in definitive form;

                  3)     endorse for collection, in the name of the Fund,
                         checks, drafts and other negotiable instruments; and

                  4)     in general, attend to all non-discretionary details in
                         connection with the sale, exchange, substitution,
                         purchase, transfer and other dealings with the
                         securities

                                       15

                         and property of the Fund except as otherwise directed
                         by the Board of Directors of the Fund.

6.       Evidence of Authority

         The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund.
The Custodian may receive and accept a certified copy of a vote of the Board of
Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

7.       Duties of Custodian with Respect to the Books of Account and
Calculation of Net Asset Value and Net Income

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding Shares of the Fund or, if directed in writing to do so by the
Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate weekly the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the Fund and the Transfer Agent weekly of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the weekly income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

8.       Records

         The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder.
All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

                                       16

9.       Opinion of Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the
Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-2, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

10.      Compensation of Custodian

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the
Fund and the Custodian.

11.      Responsibility of Custodian

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in Article 1 hereof with respect to sub-custodians located in the United States and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.11 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody or any securities or cash of the Fund in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

         If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability

                                       17

of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

12.      Effective Period, Termination and Amendment

         This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant
Secretary that the Board of Directors of the Fund has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of such Securities System, as required in each case by Rule
17f-4 under the investment Company Act of 1940, as amended and that the
Custodian shall not act under Section 2.10A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of the Direct Paper
System; provided, further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Fund may at any time by action of its Board of Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

                                       18

         Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

13.      Successor Custodian

         If a successor custodian shall be appointed by the Board of Directors of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a
Securities System.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of
Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System. Thereafter, Such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the
Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the
Custodian shall remain in full force and effect.

14.      Interpretive and Additional Provisions

         In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided

                                       19

that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of
Incorporation of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this
Contract.

15.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

16.      Prior Contracts

         This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 9th day of July, 1992.

ATTEST                                   The CHINA FUND, INC.

                                         By /s/ Thomas R. Callahan
------------------------------------        ------------------------------------

ATTEST                                   STATE STREET BANK AND TRUST COMPANY

/s/ Janice S. Paschal                    By /s/ Ronald E. Logue
------------------------------------        ------------------------------------
    Assistant Secretary                             Senior Vice President

                                       20

                                   Schedule A
                                   ----------

         The following foreign banking institutions and foreign securities depositories have been approved by the Board of Directors of The China Fund,
Inc. for use as sub-custodians for the Fund's securities and other assets:

                     Standard Chartered Bank (in Hong Kong)

              The Hong Kong & Shanghai Banking Corporation Limited
                         (in People's Republic of China)

Certified:

/s/ Thomas R. Callahan
---------------------------------
Fund's Authorized Officer

Date: 17 July 92
      ---------------------------

                                       21

                       STATE STREET BANK AND TRUST COMPANY

                           GLOBAL CUSTODY FEE SCHEDULE

                              THE CHINA FUND, INC.

1.       PORTFOLIO AND FUND ACCOUNTING

         Includes: Maintaining multicurrency investment ledgers, and providing position and income reports. Maintaining general ledger and capital stock accounts in compliance with GAAP (FAS 52). Preparing daily trial balances. Calculating net asset values daily. Providing selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund or via State Street's pricing service (See Section III). (The fee is calculated using basis points per portfolio per annum: 1 basis point = 0.01%).

         First $50 million (Net Asset Value)                 :  5 bpts
         Next $50 million                                    :  3 bpts
         Over $100 million                                   :  1.5 bpts

         If Portfolio and Fund Accounting fees fall below $2,000 per fund for any month, a surcharge will be added to cover the difference between the actual charge and $2,000.

II.      CUSTODY

         Includes: Maintaining custody of fund assets. Settling portfolio purchases and sales. Reporting buy and sell fails. Determining and collecting portfolio income. Making cash disbursements and reporting cash transactions. Monitoring corporate actions. Withholding foreign taxes. Filing foreign tax reclaims.

A.       Holding Fees (basis points per portfolio per annum):

   Group I       Group II      Group III     Group IV     Group V      Group VI
------------  --------------  ------------  ----------  -----------  -----------
Denmark       Australia       Austria       Belgium     Hong Kong    Argentina
Euroclear     Canada          Ireland       Finland     Korea        Brazil
Germany       France          Netherlands   Indonesia   Portugal     Chile
Japan         Italy           Singapore     Malaysia    Spain        China
New Zealand   Norway          Switzerland   Sweden      Taiwan       Greece
              United Kingdom                            Thailand     Mexico
                                                                     Philippines
                                                                     Turkey
                                                                     Venezuela

                    Group I  Group II  Group III   Group IV  Group V  Group VI
                    -------  --------  ---------   --------  -------  --------
First $ 50 Million    3.0       7.0       9.0        11.0      20.0     30.0
Next $ 50 Million     2.5       6.0       8.0        10.0      18.0     30.0
Over $100 Million     2.0       5.0       7.0         8.0      15.0     30.0

                                       22

B.       TRANSACTION CHARGES (US dollars):

  Group I         Group II         Group III      Group IV        Group V             Group VI
-----------   ---------------     -----------  --------------   -----------   -------------------------

$30           $60                 $75          $100             $125          Greece**-20 bpts per
Canada        Austria             Australia    Argentina        Indonesia     settlement, min $10.00
Euroclear     Chile               Brazil       Belgium          Philippines   Portugal-$200 per
Germany       China               Ireland      Denmark                        settlement
Japan         Hong Kong           Mexico       Finland                        Turkey-$.50 per security
Korea         Italy               Spain        France                         settled; max $7,500,
              Netherlands         Sweden       New Zealand                    min $250
              Switzerland         Thailand     Norway                         Malaysia- 25 bpts
              United Kingdom      Venezuela    Singapore                      purchase, 12.5 bpts sale
              Taiwan*                                                         (if shares registered)

         *  Excludes: agent, depository and local auditing fees
         ** Transaction charge waived if brokerage provided by National
            Securities Company.

         UNITED STATES - for each line item processed

         State Street Bank Repos                                         $ 7.00

         DTC or Fed Book Entry                                           $12.00

         New York Physical                                               $25.00

         PTC Buy/Sell                                                    $20.00

         All other trades                                                $16.00

         Maturity Collections                                            $ 8.00

         Option charge for each option written or closing                $25.00
         contract, per issue, per broker

         Option expiration/Option exercised                              $15.00

         Interest Rate Futures - no security movement                    $ 8.00

         Monitoring for calls and  processing  coupons - for each        $ 5.00
         coupon issue held - monthly charge

         Holdings charge per security per month                          $ 5.00

         Principal Reduction Payments Per Paydown                        $10.00

         Dividend Charges (For items held at the Request of              $50.00
         Traders over record date in street form)

III.     PRICING SERVICE

         Monthly Base Fee per portfolio                                 $375.00

         Quote Charge: (based on the average number of positions
         in portfolio)

         Municipal Bonds via Muller Data                                   $.75

         Municipal Bonds via Kenny Information Systems                     $.75

                                       23

Government, Corporate and Convertible Bonds via                   $.50
Merrill Lynch

Corporate and Government Bonds via Muller Data                    $.50

Options, Futures and Private Placements                           $.35

Foreign Equities and Bonds via Extel Ltd.                         $.35

Listed Equities, OTC Equities, and Bonds                          $.35

Corporate, Municipal, Convertible and Government Bonds,           $.35
Adjustable Rate Preferred Stocks via IDSI

IV.      SPECIAL SERVICES

         Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, standardized yield calculation, securities lending and other special items will be negotiated separately.

V.       OUT-OF-POCKET EXPENSES

         A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

         Telephone/Telexes
         Wire Charges ($5.25 per wire in and $5.00 out)
         Postage and Insurance
         Courier Service
         Duplicating
         Legal Fees
         Transfer Fees
         Sub-custodian Out-of-Pocket Charges
         (e.g., Stamp Duties, Registration, etc.)
         Price Waterhouse Audit Letter
         Federal Reserve Fee for Return Check items over $2,500 - $5.25
         GNMA Transfer - $15.00 Each

                                       24

THE CHINA FUND, INC.                       STATE STREET BANK AND TRUST CO.

By                                         By  /s/ Ronald E. Logue
      -------------------------------          ---------------------------------

Title                                      Title Vice President
      -------------------------------            -------------------------------

Date                                       Date  July 8, 1992
      -------------------------------            -------------------------------